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EXHIBIT 10.30







                             FIRST AMENDMENT TO THE

                              AMENDED AND RESTATED

                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                         AMERITRADE HOLDING CORPORATION

                                       AND

                          FIRST NATIONAL BANK OF OMAHA,

                          DATED AS OF DECEMBER 28, 2001
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                     FIRST AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

      THIS FIRST AMENDMENT to the AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "First Amendment") entered into as of this 11th day of July, 2002 (the "Effective Date"), is intended to amend the terms of the Amended and Restated Revolving Credit Agreement (the "Agreement"), dated as of the 28th day of December, 2001, among AMERITRADE HOLDING CORPORATION, a Delaware corporation having its principal place of business at 4211 South 102nd Street, Omaha, Nebraska 68127 (the "Borrower"), such lenders as may become Revolving Lenders under the Agreement after December 28, 2001 (the "Revolving Lenders"), and FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102 ("Agent" or "FNB-O"). All terms and conditions of the Agreement shall remain in full force and effect except as expressly amended herein. All capitalized terms used but not otherwise defined herein shall have their respective meanings prescribed in the Agreement.

      WHEREAS, the Borrower has requested that the Revolving Lenders release their lien on the NITE Stock that is currently pledged to the Revolving Lenders as collateral under the Agreement; and

      WHEREAS, the Borrower has requested that, after the Revolving Lenders release the NITE Stock that is currently pledged as collateral under the Agreement, it be permitted to sell any and all of its shares of NITE Stock with the proceeds of such sale to be used for general corporate purposes to the extent permitted under the Agreement; and

      WHEREAS, the Revolving Lenders have agreed to release the lien on the NITE Stock currently pledged as collateral and have agreed to permit the Borrower to sell any and all of its shares of NITE Stock with the proceeds of such sale to be used for general corporate purposes to the extent permitted under the Agreement, on the terms and conditions specified below;

      NOW, THEREFORE, the parties hereby agree that as of the date hereof:

1. The following definition in Section I of the Agreement is hereby deleted in its entirety:

      Pledged NITE Stock: The NITE Stock pledged to the Revolving Lenders under the Pledge Agreement.

2. The following definitions in Section I of the Agreement are hereby amended to read as follows:

      Collateral:       All personal property of the Borrower described in the
                        Security Agreement and the Pledge Agreement, whether now owned or hereafter acquired, including, without limitation:


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                        (a)   all of the Borrower's stock in any present or
                  future subsidiary, including, without limitation, Advanced Clearing, Inc., Ameritrade, Inc. and Accutrade, Inc.;

                        (b) all of the Borrower's accounts, accounts receivable, chattel paper, documents, instruments and other securities (excluding NITE Stock), goods, inventory, letter of credit rights, equipment, furniture and fixtures, general intangibles, contract rights, computer, data processing, hardware and software licenses, books and records; and

                        (c)   all proceeds and products of the foregoing.

      Other Credit
      Facility:         Indebtedness of the Borrower under any credit, margin
                        stock, or put and/or call agreement secured by or covering any portion of the NITE Stock.

2.    Section 2.1 of the Agreement is hereby amended to read as follows:

      2.1 Revolving Credit. Until December 27, 2002, the Revolving Lenders severally agree to advance funds for general corporate purposes not to exceed the amount shown on Appendix I attached hereto, as amended from time to time (the "Base Revolving Credit Facility"), to the Borrower on a revolving credit basis.

      Such Advances shall be made on a pro rata basis by the Revolving Lenders, based on the maximum Advance limits and applicable percentages for each Revolving Lender as shown on Appendix I attached hereto, as amended from time to time; provided, however, that each Revolving Lender's Commitment is several and not joint or joint and several.

      The Borrower shall not be entitled to any Advance hereunder if, after the making of such Advance, the Principal Loan Amount would exceed the least of (x) the then current Base Revolving Credit Facility, or (y) one and one-half (1 -1/2) times the Borrower's Annualized Modified Cash Flow, or (z) the number of Core Retail Accounts times $200, determined in each case after giving effect to the requested Advance. Nor shall the Borrower be entitled to any further Advances hereunder after the occurrence and during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default, or if the Borrower's representations and warranties cease to be true and correct in all material respects at the time of the requested Advance. Advances shall be made, on the terms and conditions of this Agreement, upon the Borrower's request. Requests shall be made by 12:00 noon Omaha time on the Business Day prior to the requested date of the Advance. Requests shall be made by presentation to FNB-O of a drawing certificate in the form of Exhibit B. The Borrower's obligation to make payments of principal and interest on the foregoing revolving credit indebtedness shall be further evidenced by the Notes.



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3.    Clause (c) of Section 4.2 of the Agreement is hereby amended to read as follows:

      (c) The Borrower shall not sell any assets, other than in the ordinary course of business, in an aggregate amount greater than one million dollars ($1,000,000), except (i) items that are obsolete or no longer necessary for operation of the business, (ii) the Borrower's interest in Comprehensive Software Systems, Ltd. and (iii) the Borrower's interest in the NITE Stock. The Revolving Lenders shall be entitled to receive as a prepayment on the Notes the net cash proceeds of any sale of assets of the Borrower which are prohibited by the preceding sentence. Notwithstanding the foregoing prepayment requirements, any such prohibited sale shall remain a violation of this Agreement. For purposes of this Section 4.2 (c), "net cash proceeds" shall mean the amount in cash or cash equivalents received from the sale after taxes and after payment of all costs and expenses incurred in connection with the sale, including brokerage or similar fees.

4. Clause (b) of Section 4.7 of the Agreement is hereby amended to read as follows:

      (b) The Borrower shall not purchase, redeem, or otherwise retire any shares of its capital stock or warrants of its capital stock other than purchases not to exceed the aggregate amount of $40 million.

5.    Section 4.24 of the Agreement is hereby deleted in its entirety.

6. Clause (l) of Section 6.1 of the Agreement is hereby deleted in its entirety.

7. The drawing certificate attached as Exhibit B to the Agreement is amended to read as shown on Attachment A to this First Amendment.

8. The compliance certificate attached as Exhibit C to the Agreement is amended to read as shown on Attachment B to this First Amendment.

9. Advanced Clearing, Inc. has changed its name to Ameritrade, Inc. All references in the Agreement to Advanced Clearing, Inc. shall be deemed to be references to Ameritrade, Inc.

10. This First Amendment may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, the Borrower and the Revolving Lenders have caused this First Amendment to the Amended and Restated Revolving Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.


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                                    AMERITRADE HOLDING CORPORATION

                                    By:   /s/ William J. Gerber
                                       -----------------------------------------
                                    Title:  Managing Director of Finance
                                          --------------------------------------


                                    FIRST NATIONAL BANK OF OMAHA

                                    By:   /s/ James P. Bonham
                                       -----------------------------------------
                                    Title:  Vice President
                                          --------------------------------------


NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:
                                            /s/ WJG
                                            -------

                                            ------------
                                            Borrower


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